                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of Earliest Event Reported): November 20, 2002


                          Atlantic Premium Brands, Ltd.
                          -----------------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                    1-13747               36-3761400
          --------                    -------               ----------
(State or Other Jurisdiction        (Commission            (IRS Employer
      of incorporation)            File Number)         Identification No.)


         650 Dundee Road, Suite 370, Northbrook, Illinois           60062
         ------------------------------------------------           -----
              (Address of Principal Executive Offices)           (Zip Code)


                                 (847) 412-6200
                                 --------------
              (Registrant's telephone number, including area code)
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ITEM 5. OTHER EVENTS.

         On November 20, 2002, Atlantic Premium Brands, Ltd. (the "Company") and its subsidiaries entered into a new five-year $16.7 million senior secured credit facility (the "Merrill Facility") with Merrill Lynch Capital, as agent. The Merrill Facility is comprised of an $8.5 million revolving credit facility and $8.2 million in term loans. The principal of the term loans amortizes at the rate of $1.1 million per annum until maturity, when the balance is due. The Merrill Facility bears interest rates between (i) LIBOR plus 300 basis points and LIBOR plus 375 basis points or (ii) the Prime Rate plus 125 basis points and the Prime Rate plus 200 basis points. The Merrill Facility is secured by substantially all of the Company's assets, including the stock of its subsidiaries. A portion of the funds provided under the Merrill Facility were used to pay off the $5.5 million outstanding under the Company's prior senior credit facility with Fleet Capital Corporation and to pay off the $6.5 million in senior subordinated debt owed to Banc One Capital Partners, LLC ("BOCP") which was accruing interest at a rate of 15%. Initially, the Company drew $4.7 million under the revolving credit facility.

         The $0.7 million in senior subordinated debt owed to BOCP ABR Mezz, LLC (the "LLC"), an entity owned by some of the Company's directors, officers and 5% shareholders and which was formerly known as Sterling BOCP, LLC, remains outstanding with amended terms. In connection with the Merrill refinancing, BOCP and the LLC agreed to cancel the warrants with a put option which were issued in connection with the senior subordinated debt. The amended terms of the senior subordinated debt owed to the LLC changed the maturity date from March 31, 2005 to December 31, 2007 and increased the interest rate from 15% to 18%, with 10% interest paid quarterly and the remaining 8% interest compounded monthly and paid at maturity. The senior subordinated debt owed to the LLC continues to be secured by substantially all of the assets of the Company, but is subordinated to the Merrill Facility.

         As part of the refinancing transaction, three junior subordinated promissory notes in the amounts of $1.4 million, $0.9 million and $0.2 million, respectively, which were due and accruing interest at the default rates of 11%, 8.35% and 10%, were amended to reset the maturity dates on each note to February 15, 2008 and to set the stated interest rates at 11%, 11% and 10%, respectively. In addition, the Company's chairman agreed with the holders of each of the $1.4 million promissory note and the $0.9 million promissory note that he or his designees would purchase a $0.3 million interest in each corresponding note. Another junior subordinated promissory note in the amount of $0.2 million is not yet due and was not amended. All of the junior subordinated noteholders agreed to have their indebtedness subordinated to the Merrill Facility and the senior subordinated debt owed to the LLC in connection with the refinancing transaction.

         On November 20, 2002, the Company also entered into a consulting agreement. The consulting agreement is with Sterling Advisors LP ("Sterling Advisors"), an entity owned by some of the Company's directors and 5% shareholders. The initial two-year term of the consulting agreement begins January 1, 2003, with one year renewal periods thereafter unless terminated by either party twelve months prior to the applicable termination date. Under the terms of the consulting agreement, commencing January 1, 2003, Sterling will be paid $200,000 per year for consulting services relating to financial, strategic and operational matters. In addition, Sterling Advisors received $150,000 for services rendered in connection with procurement of the Merrill Facility and the related transactions.
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         The transaction with the LLC and the terms of the consulting agreement were approved by a majority of the disinterested directors of the Company who were informed of the interests of the Company's directors and officers in the LLC and Sterling Advisors.

         The foregoing description is qualified in its entirety by reference to the agreements described above, each of which is included as an exhibit to this Current Report on Form 8-K. We encourage you to read these agreements.
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         ATLANTIC PREMIUM BRANDS, LTD.


                                         By:     /s/ Thomas M. Dalton
                                               ---------------------------
                                         Name: Thomas M. Dalton

                                         Title: Chief Financial Officer, Chief
                                                Operating Officer and Senior
                                                Vice President

Dated as of November 26, 2002.
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                                  Exhibit Index

         Exhibit #                             Description
         ---------                             -----------
            99.1        Credit Agreement, dated as of November 20, 2002, among
                        Atlantic Premium Brands, Ltd., its subsidiaries, Merrill
                        Lynch Capital, a Division of Merrill Lynch Business
                        Financial Services Inc., as Agent and as a Lender, and
                        the Additional Lenders from time to time party thereto

            99.2        Amended and Substituted Senior Subordinated Note, dated
                        November 20, 2002, in favor of BOCP ABR Mezz, LLC, a
                        Delaware limited liability company formerly known as Sterling BOCP, LLC

            99.3        Amended and Restated Security Agreement, dated November
                        20, 2002, by and among Atlantic Premium Brands, Ltd., its subsidiaries and BOCP ABR Mezz, LLC

            99.4 Subordination Agreement, dated November 20, 2002, by and between BOCP ABR Mezz, LLC and Merrill Lynch Capital, a
                        Division of Merrill Lynch Business Financial Services
                        Inc., as Agent for certain lenders

            99.5        Amended and Restated 11% Subordinated Non-Negotiable
                        Promissory Note, due February 15, 2008, in favor of
                        Franklin Roth

            99.6        Amended and Restated 11% Subordinated Non-Negotiable
                        Promissory Note, due February 15, 2008, in favor of
                        Allen Pauly

            99.7        Amended and Restated 11% Subordinated Non-Negotiable
                        Promissory Note, due February 15, 2008, in favor of J.L.
                        Richard

            99.8        Amended and Restated 10% Subordinated Non-Negotiable
                        Promissory Note, due February 15, 2008, in favor of
                        Bobby L. Grogan and Betty R. Grogan

            99.9 Consulting Agreement, dated November 20, 2002, by and between Atlantic Premium Brands, Ltd. and Sterling
                        Advisors, L.P.